Exhibit (H)(12)
CALAMOS INVESTMENT TRUST AND
CALAMOS ADVISORS TRUST
AMENDMENT TO THE TRANSFER AGENT SERVICING
AGREEMENT
     THIS AMENDMENT dated as of this 16th day of January, 2009 to the Transfer Agent Servicing Agreement, dated as of January 1, 2007, as amended May 8, 2007, June 15, 2007, March 7, 2008 and October 22, 2008 (the “Agreement”), is entered into by and among CALAMOS INVESTMENT TRUST, a Massachusetts business trust, CALAMOS ADVISORS TRUST, a Massachusetts business trust (collectively the “Trusts”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).
WHEREAS, the parties desire to extend the length of the Agreement and to amend the fees of the Agreement; and
WHEREAS, Section 14 of the Agreement allows for its amendment by written agreement executed by the parties; and
NOW THEREFORE, the parties agree that the Agreement is hereby amended as follows:
Section 14 shall be superseded and replaced with the following:
14. Term of Agreement; Amendment
This Agreement shall become effective as of January 1, 2009 and will continue in effect for a period of three (3) years. Notwithstanding the foregoing, after the first full year of this three-year term, or January 1, 2010, this Agreement may be terminated by either party upon giving 180 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Further, this Agreement may be terminated at any time by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Trust and authorized or approved by the Board of Trustees. The provisions of this Section 14 shall also apply to Exhibit C, Exhibit D and Exhibit E.
Exhibit E is hereby superseded and replaced with Exhibit E attached hereto:

Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

CALAMOS INVESTMENT TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Nimish S. Bhatt	By:	/s/ Ian Martin
Name: NIMISH S. BHATT		Name: Ian Martin
Title: VP & CFO		Title: Executive Vice President

CALAMOS ADVISORS TRUST

By:	/s/ Nimish S. Bhatt

Name: NIMISH S. BHATT
Title: VP & CFO
1/16/09

Exhibit E to the Transfer Agent Agreement
CALAMOS INVESTMENT TRUST
CALAMOS ADVISORS TRUST
TRANSFER AGENT SERVICING AGREEMENT
Beginning January 1, 2009

CCO annual support fees: $5,000

Annual Fee Per Shareholder Account

Direct Open Accounts
$15.00 per no-load account
$16.00 per load account — first 25,000 accounts
$14.00 per load account-next 75,000 accounts
$14.00 per load account — balance of accounts
$21.00 per shareholder account — money market

Direct Closed Accounts
$5.00 per account

Minimum annual fee: WAIVE
$28,000 for the first fund or class
$10,000 each additional fund or class

CUSIP fee: WAIVE
$2,400 per CUSIP

NSCC Network Level 3 Accounts
$8.00 per account — first 400,000 accounts
$7.00 per account — balance of accounts

NSCC Network Level 3 Closed Accounts
$5.00 per account — first 25,000 accounts
$2.50 per account — balance of accounts

Plus Fund Group Asset Fee (monthly assets calculated on average daily net assets)
.75 basis point per year — First $15.0 billion
.5 basis point per year — Next $5.0 billion
.25 basis point per year — Next $5.0 billion
.15 basis point per year — Balance of fund group assets

-Monthly Assets calculated on Avg Daily Net Assets

Omnibus Transaction Fees: $.20/transaction

Telephone Calls — $1.00 per call — waive
Draft Check Processing — $1.00 per draft — waive
1/16/09

Daily Valuation Trades — $6.75 per trade — waive
ACH Shareholder Services — waive

Plus Out-of-Pockct Expenses, including but not limited to:
Telephone — toll free lines
Retention of records
Postage
Microfilm/fiche of records
Programming, Special reports
Stationery/envelopes
Insurance
NSCC charges
FANWEB activity fees
Vision ID’s and activity fees
Proxies
All other out-of-pocket expenses

Qualified Plan Fees (Billed to Investors) WAIVE
Annual maintenance fee per account	$15.00 / account (Cap at $30.00 per SSN)
Coverdell Education Savings account	$15.00 / account (Cap at $30.00 / per SSN)
Distribution to participant	$25.00 / transaction (Exclusive of SWP)
Refund of excess contribution	$25.00 / transaction

Additional Shareholder Fees (Billed to Investors)
Any outgoing wire transfer	$15.00 / wire
Telephone exchange	$5.00 / exch. WAIVE
Transfer to successor trustee	$25.00 / transfer
Return check fee	$25.00 / item
Stop payment	$25.00 / stop (Liquidation, dividend, draft check)
Research fee	$5.00 / item (For requested items of the second calendar
year [or previous] to the request)(Cap at $25.00)

WAIVE 12b-l Payments	$6,000 per year for all funds

AML Fees:
Annual Base Fee	$5,000
New domestic accounts	$1.00 per account
New foreign accounts	$2.00 per account
Shareholder verifications	$.25 per item

WAIVE File Transfer	$160/month and $.01 /record

Shareholder System Select Request	$300.00 / request
Systems Development/Programming	$150.00 / hour
Fund Group Addition	$2,000.00 / fund group
Fund Additions	$1,500.00 / fund or class
Lost Shareholder Search (Keane Tracers)	$5.00 / search

WAIVE - FANWEB base fee, FAN MAIL, AND EB2B FEES
Fees and out-of-pocket expenses are billed to the fund monthly.
1/16/09

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